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                                                                    EXHIBIT 4.4

                                   HYSEQ INC.

                                   HYSEQ, INC.
                             STOCK OPTION AGREEMENT
                             ----------------------

|================|=====================|==================|=================|=================|
|                |                     |Number of         |Price Per        |Social Security  |
|Granted To      |Grant Date           |Shares            |Share            |Number           |
|----------------|---------------------|------------------|-------- --------|-----------------|
|                |                     |                  |                 |                 |
|                |                     |                  |                 |                 |
|================|=====================|==================|=================|=================|


         1. You are hereby granted the option to purchase, at the above stated price, upon and subject to the provisions and conditions hereinafter set forth, the total number of shares of common stock, $.01 par value per share ("Common Stock"), of Hyseq, Inc. (the "Company") as stated below, in the installments for the number of shares which shall accrue in the percentages and on the dates as shown below. This option is a non-statutory stock option and is neither designated as, nor intended to be, an incentive stock option.

         No. of Shares                       Accrual Date
         -------------                       ------------

         25% of the shares granted           On the date of grant
         25% of the shares granted           1 year from date of grant
         25% of the shares granted           2 years from date of grant
         25% of the shares granted           3 years from date of grant


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I hereby acknowledge receipt of this option and understand that it is governed by the terms of this contract. I acknowledge that I am aware of the provisions contained in this contract whereby the Board of Directors may terminate or amend this contract. I further acknowledge that the grant hereby made to me does not, under any circumstances, create any right for me to receive any grant in the future. I represent that I am an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.



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Signature                                    Date



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        2. To exercise your option to purchase any shares hereunder, it shall be necessary for you, on or after the date on which such purchase privilege accrues and prior to the above-stated expiration date, to make payment in full to Hyseq, Inc., in cash or in Common Stock of the Company or in a combination thereof, for the shares which you so elect to purchase, at the price per share herein described, whereupon you will receive the shares for which you thus make payment. If all or part of the payment is in shares of Common Stock of the Company, such shares shall be valued at their fair market value on the date of exercise.

         3. The Board of Directors reserves and shall have the right, by written notice to you, to amend or terminate the provisions of this contract in any manner that it may deem necessary or advisable to carry out the purpose of this grant as the result of, or to comply with, any change in applicable regulations, interpretation or statutory enactment, provided that any such change shall be applicable only to the shares for which payment shall not then have been made as herein provided.

         4. If you cease to be an employee, all of your then outstanding options which have not accrued shall terminate immediately.

         5. In the event of your death or disability while an employee, all outstanding options will be exercisable by you (or your legal representative or designated beneficiary) for one year following your death of disability.

         6. (a) If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares that may be issued pursuant to options. The corresponding adjustment to the consideration payable with respect to options granted prior to any such change shall also be made. Any such adjustment, however, shall be made without change and the total payment, if any, applicable to the portion of the option not exercised with a corresponding adjustment in the price for each share.

            (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon sale of all or substantially all of the Company's property, this contract shall terminate, and any outstanding options shall terminate and be forfeited. Notwithstanding the foregoing, the Board of Directors may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combination):

                (i) for the assumption by the successor corporation of the options theretofore granted or the substitution by such corporation for such options of awards covering the stock of the successor corporation,



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                      or a parent or subsidiary thereof, with appropriate
                      adjustments as to the number and kind of shares and prices;

                (ii) for the continuance of the contract by such successor corporation in which event the options shall continue in the manner and under the terms so provided; or

                (iii) for the payment in cash or shares of common stock in lieu of and in complete satisfaction of such options.


         7. The purchase option herein granted shall be exercisable during your lifetime only by you or your legal representative, and in the event of your death then thereafter only by your beneficiary, and in any event only in accordance with and subject to the provisions and conditions herein set forth. You may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively). Each designation will revoke all prior designations and will be effective only when filed in writing with the Company during your lifetime. In the absence of any such designation, your estate shall be deemed to be your beneficiary.

         8. This contract and the purchase privilege or option herein granted shall not otherwise by transferable by you, expressly or by operation of law, and any attempted transfer or other disposition thereof by you shall be void and shall nullify this option and result in the cancellation of this contract by the Company.

         9. If the exercise of this option requires withholding of tax under any law, including, without limitation, under any federal, state or local law, the Company may require you to pay to it or may withhold from your compensation, at its option, the amount of such withholding prior to issuing any Common Stock or retain such amount from any payment otherwise due to you.

        10. Neither this option nor any shares to be acquired pursuant to the exercise of any rights relating to this option have been or will be registered under any securities laws other than the federal securities laws of the United States and the Company has no obligation to register this option or any such shares. Any shares acquired pursuant to rights relating to this option may not be sold, transferred or otherwise traded in the absence of registration under or an exemption from any applicable requirements of any securities laws applicable to you, and each certificate representing such shares shall bear an appropriate legend to such effect, if applicable.

        11. Nothing in this contract shall interfere with or limit in any way the right of the Company to terminate employment at any time, nor confer upon you any right to continue in the employ of the Company for any period of time or to continue your present or any other rate of compensation.

        12. The issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. It is the intent of the parties that: (i) the terms of this contract shall be governed by, and construed in accordance with, the laws of the State of California, and



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(ii) the terms of the contract shall be subject to the jurisdiction of the courts of the State of California.

         13. Please acknowledge receipt of this option at the bottom of the duplicate copy of the first page herewith enclosed and return the same within thirty (30) days from the date you receive this option agreement to the office of Hyseq, Inc., Attn: Robert D. Weist, 670 Alamanor Avenue, Sunnyvale, CA, 94086.


                                   HYSEQ, INC.


                                   By:
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